As filed with the Securities and Exchange Commission on May 25, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Biohaven Pharmaceutical Holding Company Ltd.

(Exact name of Registrant as specified in its charter)

British Virgin Islands	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Biohaven Pharmaceuticals, Inc.

234 Church Street

New Haven, Connecticut 06510

(Address of principal executive offices) (Zip code)

2017 Equity Incentive Plan

2017 Employee Stock Purchase Plan

(Full title of the plan)

Vlad Coric, M.D.

Chief Executive Officer

Biohaven Pharmaceutical Holding Company Ltd.

234 Church Street

New Haven, Connecticut 06510

(203) 404-0410

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Darren K. DeStefano

Cooley LLP

One Freedom Square, Reston Town Center

11951 Freedom Drive

Reston, VA 20190-5656

(703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares, no par value	1,797,805 shares	$32.25	$57,979,211	$7,218.41

(1)                      Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any of the additional Common Shares, no par value (the “Common Shares”) of the Registrant that become issuable under the 2017 Equity Incentive Plan and the 2017 Employee Share Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.

(2)                      Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s Common Shares as reported on the New York Stock Exchange on May 21, 2018.

Securities	Number of Shares	Offering Price Per Share (2)		Aggregate Offering Price
Additional shares reserved for future grant under the 2017 Equity Incentive Plan	1,437,228	$32.25	(2)	$46,350,603.00
Additional shares reserved for future grant under the 2017 Employee Stock Purchase Plan	360,577	$32.25	(2)	$11,628,608.25
Proposed Maximum Aggregate Offering Price				$57,979,211.25
Registration Fee				$7,218.41

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,797,805 Common Shares of Biohaven Pharmaceutical Holding Company Ltd. (the “Company”) consisting of (i) 1,437,228 Common Shares to be issued pursuant to the Company’s 2017 Equity Incentive Plan and (ii) 360,577 Common Shares to be issued pursuant to the Company’s 2017 Employee Stock Purchase Plan.

PART II

ITEM 3.                INCORPORATION OF DOCUMENTS BY REFERENCE

The contents of the earlier registration statement relating to the 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan, previously filed with the Securities and Exchange Commission on May 23, 2017 (File No. 333-218193) are incorporated herein by reference and made a part of this Registration Statement.

ITEM 8.                EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 12, 2017).

4.2	2017 Equity Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-218193) filed with the Commission on May 23, 2017).

4.3

Form of Share Option Grant Notice and Share Option Agreement under 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217214) filed with the Commission on April 24, 2017).

4.4

Form of Restricted Share Unit Grant Notice and Restricted Share Unit Award Agreement under 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 24, 2017).

4.5	2017 Employee Share Purchase Plan (incorporated by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 (File No. 333-218193) filed with the Commission on May 23, 2017).

5.1	Opinion of Maples and Calder as to legality.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

ITEM 9.                UNDERTAKINGS

1.                                      The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.                                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 25th day of May, 2018.

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.

By:	/s/ Vlad Coric, M.D.
Vlad Coric, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Vlad Coric his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vlad Coric, M.D.
Vlad Coric, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	May 25, 2018

/s/ James Engelhart
James Engelhart	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 25, 2018

/s/ Declan Doogan, M.D.
Declan Doogan, M.D.	Director	May 25, 2018

/s/ Gregory H. Bailey, M.D.
Gregory H. Bailey, M.D.	Director	May 25, 2018

/s/ John W. Childs
John W. Childs	Director	May 25, 2018

/s/ Albert Cha, M.D., Ph.D.
Albert Cha, M.D., Ph.D.	Director	May 25, 2018

/s/ Eric Aguiar, M.D.
Eric Aguiar, M.D.	Director	May 25, 2018

/s/ Julia Gregory
Julia Gregory	Director	May 25, 2018